February 16, 2017
Hermes Consolidated, LLC
Wyoming Pipeline Company LLC
Par Wyoming, LLC
800 Gessner, Suite 875
Houston, Texas 77024

Re:	Fifth Amendment to Third Amended and Restated Loan Agreement (this “Amendment”)
Ladies and Gentlemen:
Reference is made to that certain Third Amended and Restated Loan Agreement dated as of April 30, 2015 (as amended by that certain First Amendment to Third Amended and Restated Loan Agreement dated as of May 9, 2016, that certain Second Amendment to Third Amended and Restated Loan Agreement dated as of May 25, 2016, that Third Amendment to Third Amended and Restated Loan Agreement dated as of July 14, 2016, that Fourth Amendment to Third Amended and Restated Loan Agreement dated as of July 14, 2016, and as further amended, modified or supplemented from time to time, the “Credit Agreement”), among Par Wyoming, LLC, a Delaware limited liability company (“Holdings”), as a guarantor, Hermes Consolidated, LLC, a Delaware limited liability company doing business as Wyoming Refining Company (the “Company”), Wyoming Pipeline Company, LLC, a Wyoming limited liability company (“Wyoming Pipeline”; and together with the Company collectively, jointly and severally, “Borrowers”), and Bank of America, N.A. (the “Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
The parties hereto agree as follows:
1.Amendments.
(a)    The following definitions in Section 1.1 of the Credit Agreement are hereby amended and restated in their entireties to read as follows:
Applicable Margin:
(a)    with respect to any Type of Revolver Loan, the margin set forth in the table below, which shall for purposes of this definition be determined by reference to the Fixed Charge Coverage Ratio for the last day of the immediately preceding Fiscal Quarter:

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Level	Fixed Charge Coverage Ratio	Base Rate Loans (with interest determined pursuant to clause (ii) of the definition of “Base Rate”)	LIBOR Loans and Base Rate Loans (with interest determined pursuant to clause (i) of the definition of “Base Rate”)
I	1.25 to 1.00 but < 1.35 to 1.00	1.75%	3.00%
II	> 1.35 to 1.00 but < 1.45 to 1.00	1.50%	2.75%
III	> 1.45 to 1.00 but < 1.60 to 1.00	1.25%	2.50%
IV	> 1.60 to 1.00	1.00%	2.25%

(b)    [reserved].
The margins with respect to Revolver Loans shall be subject to increase or decrease upon receipt by Lender pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the last Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statement or Compliance Certificate due in the preceding month has not been received, then, at the option of Lender, the margins shall be determined as if Level I were applicable, from such day until the first day of the calendar month following actual receipt.
Base Rate: for any day (i) the LIBOR Daily Floating Rate; or (ii) if the LIBOR Daily Floating Rate is unavailable for any reason, the Prime Rate.
LIBOR: the London Interbank Offered Rate or a comparable or successor rate, which rate is approved by Lender, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by Lender from time to time); provided that to the extent a comparable or successor rate is approved by Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Lender, such approved rate shall be applied as otherwise reasonably determined by Lender.
LIBOR Loan: a Loan that bears interest based on clause (a) of the definition of “LIBOR Rate”.
Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Loans as LIBOR Loans, in substantially the form of Exhibit C hereto or in any other form satisfactory to Lender.

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(b)    The following new definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
LIBOR Daily Floating Rate: a fluctuating rate of interest per annum equal to LIBOR at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, as adjusted from time to time in Lender’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs; provided that if such rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. A “London Banking Day” is a day on which banks in London are open for business and dealing in offshore Dollars.
LIBOR Rate: (a) for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to LIBOR the London Interbank Offered Rate or a comparable or successor rate, which rate is approved by Lender, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by Lender from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(b)    for any interest rate calculation with respect to a Base Rate Loan (the rate of which is based on clause (ii) of the definition thereof) on any date, the rate per annum equal to the London Interbank Offered Rate or a comparable or successor rate, which rate is approved by Lender, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by Lender from time to time)LIBOR, at or about 11:00 a.m. (London time) determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one month commencing that day;
provided that (i) to the extent a comparable or successor rate is approved by Lender in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for Lender, such approved rate shall be applied as otherwise reasonably determined by Lender and (ii) if the LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. If the Board of Governors imposes a Reserve Percentage with respect to LIBOR deposits, then the LIBOR Rate shall be the foregoing rate, divided by one (1) minus the Reserve Percentage.
Prime Rate: for any day, a fluctuating rate of interest per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Lender as its “prime rate”; (b) the Federal Funds Rate for such day, plus one-half of one percent (0.50%); and (c) the LIBOR Rate, plus one and one-fourth percent (1.25%). The “prime rate” is a rate set by Lender based upon various factors including Lender’s costs and desired return, general economic conditions

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and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Lender shall take effect at the opening of business on the day specified in the public announcement of such change.
(c)    Section 3.1.1(a)(ii) of the Credit Agreement is deleted in its entirety and replaced with the following:
(ii)    if a LIBOR Loan, at the LIBOR Rate for the applicable Interest Period, plus the Applicable Margin; and
(d)    Section 3.7.1(a) of the Credit Agreement is deleted in its entirety and replaced with the following:
(a)    impose modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender (except the Reserve Percentage reflected in the LIBOR Rate);
(e)    The second sentence of Section 4.2 of the Credit Agreement is deleted and replaced in its entirety with the following:
Upon determining the LIBOR Rate for any Interest Period requested by Borrowers, Lender shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.
(f)    Section 10.1.2(a) of the Credit Agreement is deleted and replaced in its entirety with the following:
(a)    as soon as available, and in any event within one hundred and twenty (120) days after the close of each Fiscal Year (except in the case of Fiscal Year 2014, which shall be within one hundred and eighty (180) days after the close of Fiscal Year 2014), balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for Obligors and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by a firm of independent certified public accountants of recognized standing selected by Obligors acceptable to Lender and, solely with respect to the Fiscal Year ending December 31, 2016 and each Fiscal Year thereafter, shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Lender (except in the case of Fiscal Year 2016, for which audited consolidated financial statements shall only be required for the time period beginning July 14, 2016 and ending December 31, 20 16).
(g)    Exhibit C to the Credit Agreement is deleted and replaced in its entirety with Exhibit C attached hereto.

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2.    Conditions Precedent. This Amendment shall be effective upon receipt by the Lender of a copy of this Amendment duly executed by the Borrowers and Holdings.
3.    Effect of Amendment. Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed by the Borrowers and Holdings.
4.    Counterparts/Facsimile. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format (.pdf) shall be effective as an original.
5.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
6.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
7.    Estoppel, Acknowledgement and Ratification of Credit Agreement. Each of the Obligors acknowledges and confirms that as of the date hereof (a) the aggregate outstanding principal amount of the Term Loan is $[●] and (b) the aggregate outstanding principal amount of the Revolver Loans and LC Obligations is $[●], each of which amounts constitutes a valid and subsisting obligation of the Obligors to the Lender that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Each Obligor acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby. Each Obligor reaffirms that each of the Liens created and granted in or pursuant to the Security Documents is valid and subsisting and agrees that this Amendment shall in no manner impair or otherwise adversely affect such obligations or Liens, except as explicitly set forth herein. This Amendment is a Loan Document.
8.    Release. In consideration of the Lender’s willingness to enter into this Amendment, each of the Obligors hereby releases and forever discharges the Lender and each of the Lender’s predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Obligors may have or claim to have against any of the Lender Group.
9.    No Actions, Claims. As of the date hereof, each Obligor hereby acknowledges and confirms that it has no actual knowledge of any actions, causes of action, claims, demands, damages

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or liabilities of whatever kind or nature, in law or in equity, against any of the Lender Group arising from any action by such Persons or failure of such Persons to act under the Loan Documents on or prior to the date hereof.
10.    THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH OBLIGOR AND LENDER.
11.    The Borrowers agree to pay the accrued and unpaid legal fees and expenses of Moore & Van Allen PLLC promptly following the Borrowers’ receipt of an invoice therefor.
[Signature page follows]

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Please indicate your acknowledgement of the foregoing by signing and returning to the Lender a copy of this Amendment.
Very truly yours,

BANK OF AMERICA, N.A.

By:            /s/ Adam Rose
Name:        Adam Rose
Title:        SVP

Acknowledged and agreed to:

HERMES CONSOLIDATED, LLC

By:    /s/ Christopher Micklas
Name:    Christopher Micklas
Title:    Chief Financial Officer
WYOMING PIPELINE COMPANY LLC

By:    /s/ Christopher Micklas
Name:    Christopher Micklas
Title:    Chief Financial Officer
PAR WYOMING LLC

By:    /s/ Christopher Micklas
Name:    Christopher Micklas
Title:    Chief Financial Officer

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EXHIBIT C
to
Third Amended and Restated Loan Agreement

NOTICE OF BORROWING
Bank of America, N.A.
901 Main Street, 11th Floor
Mailcode TX-1-492-11-23
Dallas, Texas 75202

Attention: Loan Administration Officer (Hermes)

Re:	HERMES CONSOLIDATED, LLC, a Delaware limited liability company and WYOMING PIPELINE COMPANY LLC, a Wyoming limited liability company (collectively, jointly and severally, the “Borrowers”)
Ladies and Gentlemen:
Reference is made to the Third Amended and Restated Loan Agreement, dated on or about April 30, 2015 (as the same may be amended, amended and restated, joined, supplemented and/or otherwise modified from time to time, the “Loan Agreement”), among Borrowers, Par Wyoming, LLC, as a guarantor and Bank of America, N.A., a national banking association {together with its successors and assigns, “Lender”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.
The undersigned, in its capacity as Borrower Agent, hereby gives you notice, irrevocably, pursuant to Section 4.1.1(a) of the Loan Agreement that the Borrowers hereby request a Borrowing of the Loans under the Loan Agreement and, in that connection, sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 4.1.1(a) of the Loan Agreement:
The Proposed Borrowing is a [Revolver][Term][Conversion from Revolver Base Rate to Revolver LIBOR] Loan.
The date of the Proposed Borrowing is __________, 20__ (the “Funding Date”).
The aggregate amount of the Borrowing of Loans is _______, of which amount $__________ consists of Base Rate Loans and $__________ consists of LIBOR Loans having an initial Interest Period of [thirty] [sixty] [ninety][one-hundred and eighty] day[s].
Borrower Agent, on behalf of the Borrowers, hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom:

C-1

(a)    the representations and warranties made by each Borrower contained in the Loan Agreement are true and correct in all material respects and the representations and warranties made by each Borrower contained in the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date (except for representations and warranties that expressly relate to an earlier date);
(b)    no Default or Event of Default exists as of the date hereof or shall result from the Proposed Borrowing (or the application of the proceeds thereof); and
(c)    the proceeds of such Borrowing will be used in accordance with Section 2.1.2 of the Loan Agreement and all conditions precedent to the funding thereof, including, without limitation, the conditions precedent set forth in Section 6.2, are satisfied or waived.
[Signature page follows]

C-2

HERMES CONSOLIDATED, LLC,
as Borrower Agent

By:
Name:
Title:

C-3